UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 23, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.
The information in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 23, 2015, Invacare Corporation (the "Company") consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction”) pursuant to a purchase and sale agreement dated February 24, 2015 (the “Purchase and Sale Agreement”) between the Company and Industrial Realty Group, LLC (“IRG”). In the Sale and Leaseback Transaction, the Company sold to IRG’s assignees its properties located at (1) One Invacare Way and 1200 Taylor Street, Elyria, Ohio; (2) 1166 Taylor Street, Elyria, Ohio; (3) 39400 Taylor Parkway, North Ridgeville, Ohio; and (4) 2101 East Lake Mary, Sanford, Florida (collectively, the “Real Property”), for a purchase price of $23 million.

At the closing of the Sale and Leaseback Transaction on April 23, 2015, the Company entered into four lease agreements (each, a “Lease Agreement”) with Elyria Taylor, LLC and ICP One, LLC, each affiliates of IRG, with respect to the Company’s lease back of each of the five facilities comprising the Real Property for a term of 20 years. Under the Lease Agreements, the Company’s financial obligations will include annual base rent and responsibility for all costs of ownership and property-related expenses. The Lease Agreements include cross default provisions whereby a default under any individual Lease Agreement will constitute a default under all of the Lease Agreements. The total annual rent for the Real Property will be $2,275,000 for the first year of the term, and will increase annually based on the applicable geographical consumer price index.

Each Lease Agreement has three 10-year renewal options, which will be deemed automatically renewed unless the Company elects to terminate any such tenancy upon not less than 18 months’ prior written notice. Annual rent during each option term will be based upon the greater of (1) the then fair market rental rate for each individual property and (2) the then current rent, and will continue to increase annually based on the applicable geographical consumer price index.

The foregoing summary of the terms and conditions of the Purchase and Sale Agreement and the Lease Agreements is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement and the form of Lease Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.
On April 23, 2015, the Company issued a press release announcing the Sale and Leaseback Transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated as of February 24, 2015, by and between the Company and Industrial Realty Group, LLC.

10.2	Form of Lease Agreement by and among the Company and the affiliates of Industrial Realty Group, LLC named therein.

99.1	Press Release, dated April 23, 2015, regarding the consummation of a sale and leaseback transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: April 24, 2015	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated as of February 24, 2015, by and between the Company and Industrial Realty Group, LLC.

10.2	Form of Lease Agreement by and among the Company and the affiliates of Industrial Realty Group, LLC named therein.

99.1	Press Release, dated April 23, 2015, regarding the consummation of a sale and leaseback transaction.